Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2025 relating to the financial statements of iTeos Therapeutics, Inc. appearing in the Annual Report on Form 10-K of iTeos Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL

Zaventem, Belgium

March 5, 2025